TOTAL ENERGIES NOUVELLES ACTIVITES USA
24 Cours Michelet
92800 Puteaux
France

December 1, 2013

Amyris, Inc.
5885 Hollis Street, Suite 100
Emeryville, CA 94608
Attention: Mr. John Melo, President & CEO

Reference is made to that certain Letter Agreement by and between Amyris and Total, dated as of October 4, 2013, (the “Letter Agreement”). Capitalized terms used herein and not defined herein shall have the meanings given such terms in the Letter Agreement. Amyris and Total hereby agree that all references to December 2, 2013 in the Letter Agreement are hereby amended and restated to refer to December 3, 2013.

Except as specifically modified hereby, all terms and conditions of the Notes shall remain unmodified and in full force and effect. This letter shall not be a waiver of any existing default or breach of a covenant unless specified herein. This letter agreement shall be deemed to from an integral part of each of the Notes. In the event of any inconsistency or conflict between the provisions of the Notes and this letter agreement, the provisions of this letter agreement will prevail and govern. All references to the “Note” in the Notes shall hereinafter refer to the each such Note as amended by this letter agreement.

Very truly yours,

TOTAL ENERGIES NOUVELLES ACTIVITES USA

By: /s/____________
Name: Bernard CLEMENT
Title:

Agreed to and accepted as of
the date first written above:

AMYRIS, INC.

By: /s/_______________
Name: JOHN MELO
Title: President & CEO